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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MORTON'S RESTAURANT GROUP, INC.

                           (ORIGINALLY INCORPORATED AS
                         QUANTUM RESTAURANT GROUP, INC.
                               ON OCTOBER 3, 1988)


          Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), as from time to time amended, Morton's Restaurant Group, Inc., a corporation organized and existing in the State of Delaware (originally incorporated as Quantum Restaurant Group, Inc. on October 3, 1988, the "CORPORATION"), hereby certifies this Amended and Restated Certificate of Incorporation as follows:

          FIRST:  The name of the Corporation is:

                       MORTON'S RESTAURANT GROUP, INC.

          SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the DGCL as from time to time in effect.

          FOURTH: The total authorized capital stock of the Corporation shall be 1,000 shares of Common Stock, all of which are par value $.01 per share (the "Common Stock"). Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

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          FIFTH: The business of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors may make, alter or repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Directors or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board of Directors.

          SEVENTH:  INDEMNIFICATION

          Section 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          Section 2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she, or a person of

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whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shell continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the DGCL requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final

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disposition of a proceeding, such payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 3. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

          Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation. partnership, joint venture, trust or other enterprise against arty such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          Section 5. No amendment, modification or repeal of this Paragraph SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREFORE, the Corporation has made this Amended and Restated
Certificate of Incorporation, under the seal, the signature of the President and Chief Executive Officer and the attestation of the Secretary this 25th day of July, 2002.


                                       MORTON'S RESTAURANT GROUP, INC.


                                       By:     /s/ Allen J. Bernstein
                                           --------------------------
                                           Name:  Allen J. Bernstein
                                           Title: President and Chief Executive
                                                  Officer

[CORPORATE SEAL]


Attest:

    /s/ Thomas J. Baldwin
-------------------------
  Assistant Secretary

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